Memory Pharmaceuticals Corp.

Amended and Restated 2004 Employee Stock Purchase Plan

I. PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of Memory Pharmaceuticals Corp. by providing eligible employees with the opportunity to acquire shares of Common Stock, commencing on the IPO Closing Date. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and shall be interpreted consistent therewith.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued Common Stock, from Common Stock held in treasury or from any other proper source. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 350,000 shares.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits to any Participant thereunder.

IV. OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased, or (ii) the Plan shall have been sooner terminated.

B. The first offering period shall begin on the IPO Closing Date, and shall terminate on January 31, 2006; provided, however, that if the IPO Closing Date occurs on or after May 1, 2004, then the first offering period shall terminate on July 31, 2006. Each subsequent offering period shall be for such duration (not to exceed 27 months) as determined by the Plan Administrator prior to the start date of such offering period.

C. Each offering period shall consist of a series of one or more successive Purchase Intervals. The first Purchase Interval shall run from the IPO Closing Date to July 30, 2004. The Plan Administrator may designate the duration of each subsequent Purchase Interval. In the absence of a specific designation by the Plan Administrator, in each offering period following the first offering period, the first Purchase Interval in such offering period shall run from the first business day in the offering period to the last business day in the sixth month of the offering period, and successive Purchase Intervals shall run for each succeeding six-month period (or such shorter period as may be remaining in the applicable offering period) until the end of the offering period.

D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of 24 months, unless a different duration (not to exceed 27 months) is established by the Plan Administrator within five business days following the start date of that offering period.

V. ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) on or before his or her scheduled Entry Date.

VI. PAYROLL DEDUCTIONS

A. The Plan Administrator shall, prior to the start of each offering period, determine the maximum percentage of Cash Earnings which each Participant may contribute to the Plan through payroll deductions during that offering period. Each Participant may then authorize a level of payroll deduction to be in effect for such offering period in any multiple of one percent of the Cash Earnings paid to him or her during each Purchase Interval within that offering period, up to the maximum percentage established by the Plan Administrator for such offering period. The deduction rate authorized by the Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one such reduction per Purchase Interval.

(ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the maximum percentage authorized by the Plan Administrator for that offering period) shall become effective on the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions shall begin on the first pay day following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period; provided, however, that for the initial offering period, payroll deductions shall not begin for any Participant until the first payday that is at least three business days after the start date of such offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII. PURCHASE RIGHTS

A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period shall be equal to 85% of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period (which, in the case of the first offering period under the Plan shall be the initial public offering price provided for in the underwriting agreement entered into by the Corporation in connection with its initial public offering) or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed the lesser of number of shares determined by multiplying (i) $2,083 by the number of full months in the Purchase Interval ending with that Purchase Date divided by the Fair Market Value per share of Common Stock on that Purchase Date, and (ii) 415 shares of Common Stock by the number of full months in the Purchase Interval ending with that Purchase Date.

E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

F. Special Provisions for First Purchase Interval. The following provisions shall apply with respect to the first Purchase Interval notwithstanding any provision of the Plan to the contrary:

(i) Every Eligible Employee shall automatically become a            Participant for the first Purchase Interval at the highest percentage of Compensation permitted under Section VI. No payroll deductions shall be required for the first Purchase Interval; provided, however, that a Participant may, at any time after the effectiveness of the Plan’s Registration Statement on Form S-8, elect to have payroll deductions up to the aggregate amount which would have been credited to his or her account if a deduction of 10% of the Cash Earnings which he or she received on each pay day during the first Purchase Interval had been made (the “Maximum Amount”) or decline to participate by filing an appropriate subscription agreement.

(ii) Upon the automatic exercise of a Participant’s purchase right on the Purchase Date for the first Purchase Interval, a Participant shall be permitted to purchase Common Stock with (a) the accumulated payroll deductions in his or her account, if any, (b) a direct payment from the Participant or (c) a combination thereof; provided, however, that the total amount applied to the purchase may not exceed the Maximum Amount.

G. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(ii) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designee), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(iii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

(iv) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval, or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

H. Corporate Transaction. In the event of any Corporate Transaction, each outstanding purchase right shall be assumed or an equivalent purchase right substituted by the successor entity or a parent or subsidiary of the successor entity. In the event that the successor entity refuses to assume or substitute for each outstanding purchase right, any Purchase Interval then in progress shall be shortened by setting a new Purchase Date and any offering period then in progress shall end on such new Purchase Date. Such new Purchase Date shall be before the date of the Corporate Transaction. The Administrator shall notify each Participant in writing, at least 10 business days prior to such new Purchase Date, that the Purchase Date has been so changed and that the Participant’s purchase right shall be exercised automatically on such new Purchase Date.

I. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then authorized by the Board for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

J. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

K. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on February 26, 2004 and by the stockholders of the Corporation on February 27, 2004, and shall become effective as of the IPO Closing Date, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of The Nasdaq National Market, and all other applicable requirements established by law or regulation. In the event such compliance is not effected within twelve months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

B. The Plan may be terminated at any time by the Board. Unless earlier terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all shares authorized by the Board for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X. AMENDMENT OF THE PLAN

The Board may alter, amend, suspend, or discontinue the Plan at any time, to become effective as of the date specified by the Board. If the Board amends the Plan to increase the number of shares of Common Stock that may be issued under the Plan, no shares of Common Stock shall be issued under the increased share limit until the amendment shall have been approved by the stockholders of the Corporation. In the event such stockholder approval is not obtained within twelve months after the date on which the amendment increasing the share limit is adopted by the Board, the amendment shall terminate and have no further force or effect, and all sums collected from Participants to purchase the additional shares shall be refunded. The Board or the Plan Administrator (or its designee) may authorize additional Corporate Affiliates to become Participating Corporations, or may revoke Corporate Affiliates’ status as Participating Corporations, from time to time without stockholder approval.

XI. GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

APPENDIX

The following definitions shall be in effect under the Plan:

A. 1933 Act shall mean the Securities Act of 1933, as amended.

B. Board shall mean the Corporation’s Board of Directors.

C. Cash Earnings shall mean the (i) gross base salary payable to a Participant by one or more Participating Corporations during such individual’s period of participation in one or more offering periods under the Plan before deduction of any income or employment taxes, plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate, plus (iii) all gross overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments before deduction of any income or employment taxes. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

G. Corporate Transaction shall mean any merger or consolidation of the Corporation with any other entity, or any sale by the Corporation of all or substantially all of its assets.

H. Corporation shall mean Memory Pharmaceuticals Corp., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Memory Pharmaceuticals Corp. which shall by appropriate action adopt the Plan.

I. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than 20 hours of service per week for more than five months per calendar year for earnings considered wages under Code Section 3401(a).

J. Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

L. IPO Closing Date shall mean the closing date of the Corporation’s initial public offering.

M. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

N. Participating Corporations shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board or the Plan Administrator (or its designee) to extend the benefits of the Plan to their Eligible Employees.

O. Plan shall mean the Corporation’s 2004 Employee Stock Purchase Plan.

P. Plan Administrator shall mean the Board or any committee appointed by the Board to administer the Plan.

Q. Purchase Date shall mean the last business day of each Purchase Interval.

R. Purchase Interval shall mean each successive six-month period (or other period designated by the Plan Administrator) within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

S. Semi-Annual Entry Date shall mean the first business day in each Purchase Interval.